UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2009

Advanta Corp.
 (Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 657-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 8, 2009, Advanta Corp. (the “Company”) filed a motion (the “Motion”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking an order restricting (i) certain transfers of interest in the Company’s Class A Preferred Stock, Class A Common Stock (trading symbol: ADVNA), and Class B Common Stock (trading symbol: ADVNB), and (ii) certain transfers of claims against the Company. The motion is intended to prevent certain transfers of the Company’s equity securities and certain transfers of claims against the Company that could result in the loss of the tax benefit of the Company’s net operating loss carryover.

On November 10, 2008, the Company requested relief on an interim basis with respect to the restrictions on transfers of the Company’s equity and the Bankruptcy Court entered an order on an interim basis granting that portion of the Motion relating to equity transfers and reserved ruling on that portion of the Motion relating to transfers of claims until a final hearing. All procedures reflected in the interim order and relating to equity transfers currently apply and must be complied with. A final hearing on the Motion is scheduled for December 4, 2009 at 11:00 a.m. before The Honorable Kevin J. Carey at the Bankruptcy Court, 824 Market Street, 5th Floor, Wilmington, Delaware 19801. If the requested final relief is granted, any acquisition, disposition, or other transfer of equity or claims in violation of the restrictions set forth in the proposed order (as attached to the Motion) on or after November 8, 2009 shall be null and void ab initio as an act in violation of the automatic stay under sections 105(a) and 362 of the United States Bankruptcy Code (the “Code”).

The Motion applies to “Substantial Equityholders,” being persons who are, or as a result of a transaction would become, the beneficial owner of 4.75% of the outstanding shares of either the Company’s Class A Preferred Stock, Class A Common Stock, or Class B Common Stock. It also applies to “Substantial Claimsholders,” as such term relates to the restrictions proposed to be put into place vis-à-vis claims transfers. A copy of the Motion, which includes complete definitions of “Substantial Equityholders” and “Substantial Claimholders,” is available on the website of the Company’s claims agent: http://www.advantareorg.com/.

Forward Looking Statements

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the filing by the Company and certain of its subsidiaries of voluntary petitions for relief under chapter 11 of title 11 of the Code (the “Bankruptcy Filing”); (iii) the effects of the Company’s Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; (iv) Bankruptcy Court rulings in connection with the Bankruptcy Filing and the outcome of the cases in general; (v) the length of time the Company will operate under the chapter 11 cases; (vi) factors that may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; and (vii) the potential adverse effects of the Bankruptcy Filing on the  Company’s  liquidity  or  results of operations The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Advanta Corp.

(Registrant)

Date: November 13, 2009

By: /s/ Jay A. Dubow

Jay A. Dubow, Chief Administrative
Officer, Senior Vice President,
Secretary and General Counsel